Exhibit 99.2

PXRE	Consolidated Balance Sheets
Group Ltd.	(Dollars in thousands, except par value per share)

		March 31, 2005	December 31, 2004

		(Unaudited)
Assets	Investments:
	Fixed maturities:
	Available-for-sale (amortized cost $835,389 and $705,204, respectively)	$822,853	$701,798
	Trading (cost $28,134 and $13,725, respectively)	29,653	15,483
	Short-term investments	185,837	296,318
	Hedge funds (cost $126,314 and $86,549, respectively)	140,064	129,118
	Other invested assets (cost $4,755 and $5,663, respectively)	5,460	6,823

	Total investments	1,183,867	1,149,540
	Cash	26,011	15,668
	Accrued investment income	7,985	8,054
	Premiums receivable, net	100,796	93,116
	Other receivables	52,130	35,315
	Reinsurance recoverable on paid losses	11,803	8,003
	Reinsurance recoverable on unpaid losses	59,794	61,215
	Ceded unearned premiums	6,874	3,500
	Deferred acquisition costs	6,797	1,745
	Income tax recoverable	25,168	31,594
	Other assets	47,234	46,666

	Total assets	$1,528,459	$1,454,416

Liabilities	Losses and loss expenses	$460,565	$460,084
	Unearned premiums	53,498	15,952
	Subordinated debt	167,076	167,075
	Reinsurance balances payable	14,902	10,937
	Deposit liabilities	69,091	72,143
	Payable for securities	21,916	—
	Other liabilities	26,812	31,670

	Total liabilities	813,860	757,861

Shareholders'	Serial convertible preferred shares, $1.00 par value, $10,000 stated
Equity	value – 10 million shares authorized, 0.01 million and 0.02 million shares
	issued and outstanding, respectively	63,371	163,871
	Common shares, $1.00 par value -- 50 million shares
	authorized, 28.6 million and 20.5 million shares issued and
	outstanding, respectively	28,646	20,469
	Additional paid-in capital	433,811	329,730
	Accumulated other comprehensive income net of deferred income
	tax benefit of $(2,216) and $(1,616), respectively	(12,146)	(4,855)
	Retained earnings	212,221	194,081
	Restricted shares at cost (0.5 million and 0.4 million shares, respectively)	(11,304)	(6,741)

	Total shareholders' equity	714,599	696,555

	Total liabilities and shareholders' equity	$1,528,459	$1,454,416

PXRE	Consolidated Statements of Income and Comprehensive Income
Group Ltd.	(Dollars in thousands, except per share amounts)

		Three Months Ended March 31,

		2005	2004

		(Unaudited)

Revenues	Net premiums earned	$79,434	$68,952
	Net investment income	10,442	6,869
	Net realized investment (losses) gains	(107)	89
	Fee income	211	599

		89,980	76,509

Losses and	Losses and loss expenses incurred	44,438	18,139
Expenses	Commissions and brokerage	9,278	9,172
	Operating expenses	9,377	12,620
	Foreign exchange losses	598	266
	Interest expense	3,610	3,675

		67,301	43,872

	Income before income taxes, cumulative effect of accounting
	change and convertible preferred share dividends	22,679	32,637
	Income tax (benefit) provision	(64)	653

	Income before cumulative effect of accounting change and
	convertible preferred share dividends	22,743	31,984
	Cumulative effect of accounting change, net of $0.2 million tax benefit	—	(1,053)

	Net income before convertible preferred share dividends	$22,743	$30,931

	Convertible preferred share dividends	3,369	3,444

	Net income available to common shareholders	$19,374	$27,487

Comprehensive	Net income before convertible preferred share dividends	$22,743	$30,931
Income, Net	Net unrealized (depreciation) appreciation on investments	(7,291)	5,523
of Tax
	Comprehensive income	$15,452	$36,454

Per Share	Basic:
	Income before cumulative effect of accounting change and
	convertible preferred share dividends	$1.13	$2.38
	Cumulative effect of accounting change	—	(0.08)
	Convertible preferred share dividends	(0.17)	(0.26)

	Net income available to common shareholders	$0.96	$2.04

	Average shares outstanding (000's)	20,200	13,417

	Diluted:
	Net income before cumulative effect of accounting change	$0.69	$1.22
	Cumulative effect of accounting change	—	(0.04)

	Net income	$0.69	$1.18

	Average shares outstanding (000's)	32,980	26,282

PXRE	Consolidated Statements of Shareholders' Equity
Group Ltd.	(Dollars in thousands)

		Three Months Ended March 31,

		2005		2004

		(Unaudited)

Convertible	Balance at beginning of period	$163,871		$172,190
Preferred Shares	Conversion of convertible preferred shares	(103,869)		—
	Dividends to convertible preferred shareholders	3,369		3,444

	Balance at end of period	$63,371		$175,634

Common Shares	Balance at beginning of period	$20,469		$13,277
	Issuance of common shares, net	8,177		824

	Balance at end of period	$28,646		$14,101

Additional	Balance at beginning of period	$329,730		$192,078
Paid-in Capital	Issuance of common shares, net	103,713		16,883
	Tax effect of stock options exercised	368		756

	Balance at end of period	$433,811		$209,717

Accumulated
Other Comprehensive	Balance at beginning of period Change in unrealized (losses) gains	$(4,855 (7,291	) )	$1,692 5,523
Income
	Balance at end of period	$(12,146)		$7,215

Retained	Balance at beginning of period	$194,081		$188,670
Earnings	Net income before convertible preferred share dividends	22,743		30,931
	Dividends to convertible preferred shareholders	(3,369)		(3,444)
	Dividends to common shareholders	(1,234)		(835)

	Balance at end of period	$212,221		$215,322

Restricted Shares	Balance at beginning of period	$(6,741)		$(3,391)
	Issuance of restricted shares	(5,452)		(6,966)
	Amortization of restricted shares	889		1,350

	Balance at end of period	$(11,304)		$(9,007)

Total	Balance at beginning of period	$696,555		$564,516
Shareholders'	Conversion of convertible preferred shares	(103,869)		—
Equity	Issuance of common shares, net	111,890		17,707
	Restricted shares, net	(4,563)		(5,616)
	Unrealized (depreciation) appreciation on investments, net of deferred
	income tax	(7,291)		5,523
	Net income before convertible preferred share dividends	22,743		30,931
	Dividends to common shareholders	(1,234)		(835)
	Tax effect of stock options exercised	368		756

	Balance at end of period	$714,599		$612,982

PXRE	Consolidated Statements of Cash Flows
Group Ltd.	(Dollars in thousands)

		Three Months Ended March 31,

		2005	2004

		(Unaudited)

Cash Flow	Premiums collected, net of reinsurance	$109,891	$91,716
from Operating	Loss and loss adjustment expenses paid, net of reinsurance	(46,336)	(20,505)
Activities	Commission and brokerage paid, net of fee income	(13,819)	(8,613)
	Operating expenses paid	(10,945)	(13,096)
	Net investment income received	7,303	2,908
	Interest paid	(5,794)	(5,796)
	Income taxes recovered (paid)	7,186	(1,252)
	Trading portfolio purchased	(14,396)	—
	Deposit paid	(3,052)	(4,775)
	Other	(16,802)	(11,317)

	Net cash provided by operating activities	13,236	29,270

Cash Flow	Fixed maturities available for sale purchased	(187,990)	(174,949)
from Investing	Fixed maturities available for sale disposed or matured	56,546	102,470
Activities	Hedge funds purchased	(105,352)	—
	Hedge funds disposed	98,805	5,028
	Other invested assets disposed	1,367	891
	Net change in short-term investments	110,481	(20,592)
	Payable for securities	21,916	(18)

	Net cash used by investing activities	(4,227)	(87,170)

Cash Flow	Proceeds from issuance of common shares	3,129	11,382
from Financing	Cash dividends paid to common shareholders	(1,234)	(835)
Activities	Cost of shares repurchased	(561)	(643)

	Net cash provided by financing activities	1,334	9,904

	Net change in cash	10,343	(47,996)
	Cash, beginning of period	15,668	65,808

	Cash, end of period	$26,011	$17,812

	Reconciliation of net income to net cash provided by operating activities:
	Net income before convertible preferred share dividends	$22,743	$30,931
	Adjustments to reconcile net income to net cash provided by
	operating activities:
	Losses and loss expenses	481	(13,955)
	Unearned premiums	34,172	20,572
	Deferred acquisition costs	(5,052)	(34)
	Receivables	(24,496)	7,685
	Reinsurance balances payable	3,965	(4,900)
	Reinsurance recoverable	(2,379)	11,590
	Income taxes	7,121	(610)
	Equity in earnings of limited partnerships	(4,403)	(3,424)
	Trading portfolio purchased	(14,396)	—
	Deposit liability	(3,052)	(4,775)
	Other	(1,468)	(13,810)

	Net cash provided by operating activities	$13,236	$29,270